     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1995.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -----------------

                                 BESTWAY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            81-0332743
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

    7800 STEMMONS FREEWAY
          SUITE 320
        DALLAS, TEXAS                                             75247
    (ADDRESS OF PRINCIPAL                                       (ZIP CODE)
      EXECUTIVE OFFICES)

                                 BESTWAY, INC.
                          INCENTIVE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                 R. BROOKS REED
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             7800 STEMMONS FREEWAY
                                   SUITE 320
                              DALLAS, TEXAS  75247
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (214) 630-6655
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -----------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                            Proposed Maximum
                                                         Proposed Maximum       Aggregate        Amount of
          Title of Securities            Amount to be     Offering Price        Offering       Registration
           to be Registered             Registered(1)      Per Share(3)         Price(3)          Fee(3)
- ------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value
 ("Common Stock")  . . . . . . . . . .     225,000            $6.25            $1,406,250         $485.00
============================================================================================================

(1) The number of shares of Common Stock set forth is the maximum aggregate number of shares that it is anticipated will be purchased by the Plan.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.
(3) Calculated on the basis of the average of the bid and asked sales price of the Common Stock of Bestway, Inc. on June 19, 1995, as reported by the National Quotation Bureau, Inc., and as adjusted to reflect the 500:1 reverse stock split of the Common Stock effected on June 6, 1995 and the subsequent reclassification of the Common Stock pursuant to which each share of Common Stock was converted into ten shares, effected on June 7, 1995.

                              -----------------

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    The documents constituting Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by Bestway, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

         (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended July 31, 1994, as filed with the Commission on October 28, 1994.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1994, as filed with the Commission on December 13, 1994.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1995, as filed with the Commission on March 16, 1995.

         (4) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995, as filed with the Commission on June 13, 1995.

         (5) The description of the Company's Common Stock contained in the Registration Statement on Form S-1 (No. 2- 69421) filed with the Commission on October 6, 1980, as amended by Amendment No. 1 thereto filed with the Commission on November 12, 1980, and Amendment No. 2 thereto filed with the Commission on December 3, 1980.

    In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

    Section 10.1 of the Company's Amended and Restated Bylaws (the "Bylaws") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was or is a director, trustee, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful.

    Section 10.2 of the Bylaws provides for similar indemnification with respect to such person who is involved in an action or suit by or in the right of the Company to procure a judgment in the Company's favor; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company, unless the court determines that such person is fairly and reasonably entitled to indemnity for the expenses as the court shall deem proper.

    To the extent that a person is successful in a defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2 of the Bylaws, such person shall be indemnified against expenses reasonably incurred in connection therewith, as may be determined by a majority vote of a quorum of directors not party to the action, or, in the alternative, if such quorum is unobtainable, by a majority vote of directors not party to the action, or by independent legal counsel or the stockholders. The indemnification provided for in the Bylaws is not exclusive of any other rights to indemnification to which a person may be entitled.

    Section 10.7 of the Bylaws authorizes the Company to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Company or serving in such capacities at the request of the Company for any other entities, against any liability asserted against such person and incurred by such person with respect to any of the above-referenced capacities, whether or not the Company would have the power to indemnify such person against such liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    See Index to Exhibits on Page 6.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 22, 1995.


                                  BESTWAY, INC.



                                  By:
                                     -------------------------------------------
                                     R. Brook Reed
                                     Chairman of the Board, President and Chief
                                       Executive Officer


    The undersigned directors and officers of Bestway, Inc. hereby constitute and appoint R. Brooks Reed, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post- effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact, or either of them, or his substitutes shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 22, 1995.


                SIGNATURE                                                    TITLE
- -----------------------------------------------                -----------------------------------
                                                               President, Chief Executive Officer
- -----------------------------------------------                and Chairman of the Board (Principal Executive
R. Brooks Reed                                                 Officer)



                                                               Director
- -----------------------------------------------
Jack E. Meyer


                                                                Director
- -----------------------------------------------
James A. O'Donnell


                                                               Vice President - Controller
- -----------------------------------------------                (Principal Financial and Accounting Officer)
Beth A. Durrett

                SIGNATURE                                                    TITLE
- -----------------------------------------------                -----------------------------------
                                                               Vice President - Marketing
- -----------------------------------------------
Teresa A. Sheffield

         Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 22, 1995.


                                     BESTWAY, INC. INCENTIVE STOCK OPTION
                                       PLAN


                                     By:  Compensation Committee


                                         By:
                                            ----------------------------------
                                            Jack E. Meyer
                                            James A. O'Donnell

                               INDEX TO EXHIBITS


EXHIBIT                                                                                      SEQUENTIALLY
NUMBER                EXHIBIT                                                                NUMBERED PAGE
- ------                -------                                                                -------------
**4.1    -   Capital Restructuring Agreement, dated July 19, 1993, between the
             Company and O'Donnell & Masur, L.P.

**4.2    -   First Amended Revolving Credit Loan Agreement, dated August 19, 1993, between the Company and Comerica Bank-Texas.

 *4.3    -   Specimen of certificate representing Common Stock, $.01 par value, of the Company.

 *4.4    -   Bestway, Inc. Incentive Stock Option Plan.

 *4.5    -   Form of Incentive Stock Option Agreement pursuant to Incentive Stock Option Plan.

 *5      -   Opinion and consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

*23.1    -   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
             Exhibit 5).

*23.2    -   Consent of Coopers & Lybrand L.L.P.

*24      -   Powers of Attorney (included in signature page hereto).


- --------------------
*   Filed herewith
** Incorporated by reference to the Form 8-K filed on behalf of the Company with the Commission on September 2, 1993.





                                      E-1